Exhibit 99.1

NYSE American: UEC

Uranium Energy Corp Advances Development of Burke Hollow and Palangana ISR Projects in South Texas

Highlights:

●	The Burke Hollow In-Situ Recovery (“ISR”) Project’s Production Area-2 (“PA-2”) has been established within the northern half of the project;

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Burke Hollow PA-2 hosts three major sub-roll units of uranium mineralization, ranging from 160 to 210 feet in depth and occurs within the Goliad Formation Lower A sand, ranging in thickness from 20 feet to over 50 feet, and;

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To date, 533 exploration and delineation holes totaling 232,655 feet have been drilled within Burke Hollow PA-2 area. The in-progress delineation drilling campaign is continuing with five contract drilling rigs;

●	An SK-1300 technical report summary for Burke Hollow will be updated before the end of 2023 to reflect the drilling results;

●	External and internal monitor well installation is to commence after completing all delineation drilling;

●	At the past producing Palangana ISR project, a total of 30 development and delineation holes were recently completed within the fully permitted Production Area 4 (“PA-4”).

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UEC’s South Texas hub-and-spoke strategy is anchored by its fully licensed Hobson Processing Plant with licensed capacity of four million pounds U3O8 annually. Hobson will process uranium loaded resin recovered from satellite projects including Palangana and Burke Hollow ISR projects.

Corpus Christi, TX, July 18, 2023 – Uranium Energy Corp (NYSE American: UEC; “UEC” or the “Company”) is pleased to announce it has advanced exploration and delineation activities at its Burke Hollow and Palangana ISR projects in South Texas that are slated for further near-term development in preparation for uranium extraction.

The Company has established its second Production Area at the Burke Hollow ISR Project located in Bee County and has also recently conducted delineation drilling at the past producing Palangana ISR Project in Duval County, Texas.

Andy Kurrus, VP of Resource Development stated: “This is an important achievement in our continuing program to advance the Burke Hollow project towards uranium extraction. This ISR project is the largest Goliad Formation deposit ever discovered in the South Texas Uranium Trend and the largest discovery made in the last decade within the United States. We are pleased to have defined Production Area 2 and are looking forward to the continuation of the project’s advancement as we prepare for the next phase of uranium extraction. The company will continue with delineation drilling at PA-2 with five drilling rigs, followed by the final design and installation of the PA-2 monitoring ring.”

NYSE American: UEC

2023 Drilling program at Burke Hollow ISR Project, South Texas

Palangana Production Area-4 Development Drilling

The fully permitted and past producing Palangana project is being advanced for production re-start with development drilling at Production Area-4. The company completed 30 delineation holes which will guide future wellfield design and installation.

The Fully Operational and Past Producing Palangana Ion Exchange Facility, South Texas

NYSE American: UEC

UEC’s fully licensed Hobson Processing Plant, South Texas

About Uranium Energy Corp

Uranium Energy Corp is the fastest growing supplier of the fuel for the green energy transition to a low carbon future. UEC is the largest, diversified North American focused uranium company, advancing the next generation of low-cost, environmentally friendly In-Situ Recovery (“ISR”) mining uranium projects in the United States and high-grade conventional projects in Canada. The Company has two production-ready ISR hub and spoke platforms in South Texas and Wyoming. These two production platforms are anchored by fully operational central processing plants and served by seven U.S. ISR uranium projects with all their major permits in place. Additionally, the Company has diversified uranium holdings including: (1) one of the largest physical uranium portfolios of U.S. warehoused U3O8; (2) a major equity stake in Uranium Royalty Corp., the only royalty company in the sector; and (3) a pipeline of resource stage uranium projects. The Company’s operations are managed by professionals with decades of hands-on experience in the key facets of uranium exploration, development and mining.

For additional information, please contact:

Uranium Energy Corp Investor Relations

Toll Free: (866) 748-1030

Fax: (361) 888-5041

E-mail: info@uraniumenergy.com

Twitter: @UraniumEnergy

Stock Exchange Information:

NYSE American: UEC

Frankfurt Stock Exchange Symbol: U6Z

WKN: AØJDRR

ISN: US916896103

NYSE American: UEC

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian securities laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the SEC. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities.